UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 21, 2001


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)


MARYLAND_______________________________1-13589_________________36-4173047_____
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(State or other jurisdiction of    (Commission File        (I.R.S. Employer
incorporation)                           Number)           Identification No.)


77 West Wacker Drive, Suite 3900, Chicago, Illinois______________60601________
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      (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code: (312)917-1300

                                NOT APPLICABLE
        (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

     On December 21, 2001, Prime Group Realty Trust (the "Company") issued a Press Release announcing that it has delayed until mid-January 2002 its determination as to whether to declare quarterly dividend distributions on the Company's outstanding common and preferred shares for the quarter ending December 31, 2001.

     A copy of the press release, which is incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1

(b)   Exhibits:

            Exhibit
              No.              Description
              ---              -----------
             99.1
                              Press release dated December 21, 2001 announcing the Company has delayed its determination as to whether to declare quarterly dividend distributions for common and preferred shares for the quarter ending December 31, 2001.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 21, 2001                  PRIME GROUP REALTY TRUST

                                          By:/s/ Louis G. Conforti

                                          Name:  Louis G. Conforti
                                                 Co-President and
                                                 Chief Financial Officer

At the Company:                            At FRB|Weber Shandwick:

Richard S. Curto        Louis G. Conforti   Leslie Hunziker   Georganne Palffy
Chief Executive Officer Co-President        General Inquiries Investor Inquiries
312/917-1300            Chief Financial     312/266-7800      12/266-7800
                        Officer
                        312/917-1300

FOR IMMEDIATE RELEASE
FRIDAY, DECEMBER 21, 2001

              PRIME GROUP REALTY TRUST ANNOUNCES DELAY IN
                 DETERMINATION REGARDING DECLARATION OF
                             FOURTH QUARTER DIVIDEND


Chicago, IL., December 21, 2001 -- The Board of Trustees (the "Board") of Prime Group Realty Trust (NYSE: PGE; the "Company") announced today that its Board of Trustees has decided to delay until mid-January 2002 its determination as to whether to declare quarterly dividend distributions on the Company's outstanding common and preferred shares for the quarter ending December 31, 2001. The Company has typically made determinations regarding its dividend distributions quarterly in the third month of a quarter following review of its financial results, capital availability, strategic objectives and REIT requirements. As previously disclosed, the Company's short-term ability to continue to pay regular quarterly dividend distributions on its outstanding common and preferred shares depends on its ability to refinance or extend certain maturing obligations including the Company's $40.0 million obligation (not including any accrued dividends) to redeem its outstanding Series A Preferred Shares. This obligation arises from the contractual right of the sole institutional holder of the shares to require their redemption at any time during the period from January 15, 2002 through January 14, 2004.

The Company is presently engaged in negotiations with various parties regarding the Series A Preferred Shares in an attempt to structure an alternate repurchase, loan or other transaction to address the redemption obligation. The Company can give no assurance that it will be able to complete a transaction for this purpose or, if a transaction is completed, whether it will be on terms that are favorable to the Company.

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in the Chicago metropolitan area. The Company's portfolio consists of 26 office properties, containing an aggregate of 9.1 million net rentable square feet and 30 industrial properties containing an aggregate of 3.9 million net rentable square feet. The portfolio also includes approximately 234.2 acres of developable land and rights to acquire more than 135.0 additional acres of developable land which management believes could be developed with approximately
7.2 million rentable square feet of office and industrial space. In addition, the Company has equity ownership interests in three development joint ventures which are developing 2.7 million rentable square feet of office space in downtown Chicago and 0.2 million of rentable space in suburban Chicago.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.